As filed with the Securities and Exchange Commission on June 28, 1999
                                                 Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          EQUALNET COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in its Charter)


             TEXAS                                      76-0457803
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                           1250 WOOD BRANCH PARK DRIVE
                              HOUSTON, TEXAS 77079
                                 (281) 529-4600
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                          EQUALNET COMMUNICATIONS CORP.
                    INDEPENDENT CONTRACTOR STOCK OPTION PLAN
                            (Full Title of the Plan)


                          MITCHELL H. BODIAN, PRESIDENT
                          EQUALNET COMMUNICATIONS CORP.
                           1250 WOOD BRANCH PARK DRIVE
                              HOUSTON, TEXAS 77079
                                 (281) 529-4600
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                            SHELTON M. VAUGHAN, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                            700 LOUISIANA, SUITE 1600
                              HOUSTON, TEXAS 77002
                                 (713) 546-5000

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
 Title of Each Class of Securities to be      Amount to be         Proposed Maximum       Proposed Maximum          Amount of
               Registered                     Registered(1)       Offering Price Per     Aggregate Offering      Registration Fee
                                                                       Share(2)               Price(2)
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01 per share     3,000,000 shares            $0.73                $2,190,000              $609
====================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sales price of a share of the Registrant's Common Stock on June 22, 1999, as reported on the Nasdaq SmallCap Market, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.

                  The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.

                  Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Equalnet Communications Corp. Independent Contractor Stock Option Plan (the "Plan") are available to participants in the Plan without charge by contacting:

                          Equalnet Communications Corp.
                           1250 Wood Branch Park Drive
                              Houston, Texas 77079
                                 (281) 529-4600

                           Attention: General Counsel









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
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Commission by Equalnet Communications Corp. (the "Company") are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K/A for the fiscal year ended June 30, 1998 filed on June 18, 1999.

                  (b) The Company's Current Report on Form 8-K filed on September 21, 1998.

                  (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998 filed on November 20, 1998.

                  (d) The Company's Current Report on Form 8-K filed on February 5, 1999.

                  (e) The Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1998 filed on February 19, 1999.

                  (f) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 filed on May 24, 1999.

                  (g) The Company's Current Report on Form 8-K filed on June 1, 1999.

                  (h) The description of the Company's common stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A, filed with the Commission on February 2, 1995, and including any amendments or reports filed for the purpose of updating such description.

                  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of each such document.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Article IX of the Company's Bylaws provides for mandatory indemnification to at least the extent specifically allowed by Article 2.02-1 of the Texas Business Corporation Act (the "TBCA").

                  Pursuant to Article 2.02-1 of the TBCA, the Company generally has the power to indemnify its current and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any suit to which they were, are, or are threatened to be made a party by reason of their serving in such positions so long as they acted in good faith and in a manner which they reasonably believed to be in, or, under certain circumstances, not opposed to, the best interest of the Company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. However, the Company will not indemnify such person if they are


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
adjudged to be liable to the Company unless the court determines that indemnification is appropriate, in which case indemnification is limited to reasonable expenses actually incurred by that person in connection with the proceeding. The Company can also purchase and maintain insurance for such persons.

                  The Company's Articles of Incorporation provide that a director shall not be liable to the Company or its shareholders for monetary damages for acts or omissions in the director's capacity as a director, except
(i) for breaches of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director to the Company or for acts and omissions involving intentional misconduct or known violations of law, (iii) for transactions in which the director received an improper personal benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) for acts or omissions for which the liability of the director is expressly provided by an applicable statute. The Articles of Incorporation further provide that neither amendment nor repeal of such provision shall eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise, prior to such amendment or repeal.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

        4.1 Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-88742), filed with the Commission on February 13, 1995).

        4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (Registration No. 33-88742), filed with the Commission on January 24, 1995).

        5.1*        Opinion of Weil, Gotshal & Manges LLP, counsel for the
                    Registrant.

       23.1*        Consent of Ernst & Young LLP.

       23.2         Consent of Weil, Gotshal & Manges LLP (contained in
                    Exhibit 5.1).

       24.1 Power of Attorney (set forth on the signature page to the Registration Statement).

*Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be


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
                              reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect
                              to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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
                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on this 23rd day of June, 1999.

                                            EQUALNET COMMUNICATIONS CORP.

                                            By: /s/ Mitchell H. Bodian
                                                ------------------------------
                                                Mitchell H. Bodian, President
                                                and Co-Chief Executive Officer


                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby constitutes and appoints Mitchell H. Bodian and Dean H. Fisher, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                            Title                                Date
                 ---------                                            -----                                ----
/s/ Mitchell H. Bodian                         President, Co-Chief Executive Officer and Director     June 23, 1999
----------------------------------              (principal executive officer, principal financial
Mitchell H. Bodian                                  officer and principal accounting officer)



                                                           Co-Chief Executive Officer
----------------------------------
Barrett Wissman



/s/ Mark A. Willis                                     Chairman of the Board of Directors             June 23, 1999
----------------------------------
Mark A. Willis



/s/ John Isaac "Ike" Epley                                          Director                          June 23, 1999
----------------------------------
John Isaac "Ike" Epley



/s/ Ronald J. Salazar, Ph.D.                                        Director                          June 23, 1999
----------------------------------
Ronald J. Salazar, Ph.D.



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
                                  EXHIBIT INDEX


   EXHIBIT NO.                                                DESCRIPTION


         4.1 Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-88742), filed with the Commission on February 13, 1995).

         4.2      Bylaws of the Registrant (incorporated by reference to Exhibit
                  3.2 of the Registrant's Registration Statement on Form S-1 (Registration No. 33-88742), filed with the Commission on January 24, 1995).

         5.1*     Opinion of Weil, Gotshal & Manges LLP, counsel for the
                  Registrant.

         23.1*    Consent of Ernst & Young LLP.


         23.2     Consent of Weil, Gotshal & Manges LLP (contained in Exhibit
                  5.1).

         24.1 Power of Attorney (set forth on the signature page to the Registration Statement).


*Filed herewith.






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